EX-10.13

EMPLOYMENT AGREEMENT
Intuitive System Solutions, Inc.

          This Agreement (the “Agreement”) is made and entered into this 14 day of February, 2007, by and between Intuitive System Solutions, Inc., a Nevada corporation having its principal place of business at Las Vegas, Nevada (the “Company”), and Bob Chance, an individual residing in Clark County, Nevada (the “Employee”). The effective date of this Agreement will be the closing date (“Closing”) of the transaction with TBECK Capital, Inc.

RECITALS:

          A. The Company and/or one or more of its subsidiary corporations desires to retain or continue to retain the services of the Employee in a managerial and/or supervisory capacity in order to assist it in the in operation of its business. Since the Employee occupies or will continue to occupy a key position, the Company desires that the Employee’s services be retained.

          B. The Employee is willing to provide services to the Company, upon the terms and conditions set forth in this Agreement.

          C. The principal purpose of this Agreement is to protect the interests of the Company, its business and its stockholders, and of its customers, suppliers and employees, who have contributed to the growth, prosperity and success of the Company, and who have economic interests that require protection.

          NOW, THEREFORE, in consideration of the promises and agreements herein contained, and intending to be legally bound, the parties agree as follows:

          1. Employment. The Company shall employ, or shall cause one of its subsidiary corporations to employ, the Employee for a term commencing on the Effective Date of this Agreement, and continuing thereafter throughout the period or periods of time provided in this Agreement, unless sooner terminated in accordance with the provisions hereof.

          2. Duties. Throughout the period of the Employee’s employment hereunder, the Employee shall have such duties as the Company may from time to time assign to the Employee. The duties assigned to the Employee may be, but need not be, the same as the duties that are presently assigned to the Employee, and may be changed from time to time. Generally, the Employee shall act as a senior supervisory or managerial employee of the Company with all of the rights, duties, and fiduciary obligations implied thereby, and shall perform his duties and discharge his responsibilities under this Agreement diligently and conscientiously, and to the best of his ability. If the Employee is elected as an officer of the Company or one of its subsidiary corporations, the Employee’s service as an officer shall additionally be governed by the provisions of the Bylaws from time to time in effect of the Company or its subsidiary corporation, as the case may be.

          3. Part-Time Employment. The Employee agrees to devote half of his full working time to the discharge of his duties as an employee of the Company. Employee may, at

          4. Term of Employment. The Employee’s employment shall commence on the effective date of this Agreement, and shall continue thereafter for a period of two (2) years, unless sooner terminated in accordance with the provisions hereof. Thereafter, the Employee’s employment with the Company shall continue for successive periods of one year each, unless the Company or the Employee shall have given written notice of intent to terminate the Employee’s employment with the Company at the end of the then current period at least 30 days prior to the end of the original or any extended period of employment (the initial and any extended terms of employment are hereinafter referred to collectively as the “Term of Employment”).

          5. Termination of Period of Employment. The Employee’s employment hereunder shall terminate upon the first to occur of the following circumstances:

          (a) The expiration of the period of the Employee’s employment pursuant to timely notice given in accordance with Section 4, above;

          (b) The death or total and permanent disability of the Employee;

          (c) The Company’s election to terminate the Employee’s employment due to the material breach by the Employee of any of the Employee’s covenants under this Agreement; or

          (d) The Company’s election to terminate the Employee’s employment for “Cause.” For purposes of this Agreement, “Cause” shall include, but shall not be limited to, dishonesty, negligence, fraud, embezzlement, habitual insobriety, conviction of a crime involving moral turpitude, willful destruction or misappropriation of Company property, or willful commission of an act materially injurious to the Company’s business, or the Employee’s failure to perform his responsibilities in a competent, professional manner, as determined by the Company’s Board of Directors in the exercise of its reasonable discretion.

          6. Compensation and Benefits.

          (a) In consideration of the services to be provided by the Employee pursuant to this Agreement, the Company (or, if one of the subsidiary corporations employs the Employee, the subsidiary corporation) shall pay to the Employee, at monthly or more frequent intervals, the initial sum of $104,000.00 per year, which shall not be increased for a period of one year from the closing.

          (b) The Company (or the employing subsidiary corporation) shall review the above salary at annual intervals, and may make any increases it may deem appropriate. Any increases made in the Employee’s salary shall be made effective as soon as may be practicable following each review.

          (c) In addition to the salary referred to above, the Company (or the employing subsidiary corporation) shall provide to the Employee such supplemental benefits as the Company may from time to time provide to its regular full-time employees having positions,

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          (c) In addition to the salary referred to above, the Company (or the employing subsidiary corporation) shall provide to the Employee such supplemental benefits as the Company may from time to time provide to its regular full-time employees having positions, salaries, capacities and lengths of service with the Company comparable to the Employee’s position, salary, capacity and length of service with the Company.

          7. Disability. To the extent not covered by the Company’s disability insurance, if any, if the Employee is unable to perform Employee’s services during the term of this agreement by reason of illness or incapacity, he shall receive Employee’s full compensation during the first two (2) months of such disability, to the extent not covered by the Company’s disability insurance, if any. If such disability should continue for longer than two (2) months, the compensation otherwise payable to the Employee during the continued period of disability shall be reduced by fifty percent (50%) provided such continued period of disability lasts no longer than four (4) months. The Employee’s full compensation shall be reinstated upon Employee’s return to employment and the discharge of Employee’s full duties hereunder. This provision shall not be operative until all benefits under the Company’s long-term disability insurance plan, if any, have been calculated and shall not be considered in determining the amount of benefits under any such insurance plan.

          8. Death during Employment. If the Employee dies during the term of this Agreement, this Agreement shall be terminated; provided, however, the Company shall pay to the estate of the employee any salary which would have otherwise been earned for the balance of the month in which the Employee’s death occurred, plus two (2) years additional Monthly Base Pay.

          9. Place for Performance of Services. The Employee shall perform his duties hereunder at such Company or subsidiary corporation office locations or customer facilities as the Company may from time to time designate.

          10. Noncompetition.

          (a) The Employee shall not at any time during the period of the Employee’s employment with the Company or for a period of one year after the termination of the Employee’s period of employment render any services, directly or indirectly for any Competitor.

          (b) The Employee shall not at any time during the period of the Employee’s employment with the Company or for a period of one year after the termination of the Employee’s period of employment with the Company directly or indirectly influence or attempt to influence, either directly or indirectly, any employee of the Company or of any affiliated entity to leave or terminate such individual’s employment with the Company or with an affiliate of the Company.

          (c) The Employee shall not at any time during the period of the Employee’s employment with the Company or for a period of one year after the termination of the Employee’s period of employment with the Company directly or indirectly influence or attempt to influence, either directly or indirectly, any customer or client of the Company or of any affiliated entity to discontinue using the services of, or to cancel or fail to renew a contract with, the Company or an affiliate of the Company.

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          (d) For purposes of this Agreement, the term “Competitor” shall mean any individual (including the Employee) or entity that at any time is directly or indirectly (for example, through an affiliated or controlled individual or entity) engaged in or about to engage in the provision of building or property maintenance services or in the design or operation of building or property maintenance systems within a radius of twenty-five miles from the principal business office from or at which the Employee performed services for the Company during the period of twelve months immediately preceding the termination of the Employee’s period of employment with the Company.

          (e) The Employee agrees and acknowledges that the breach by the Employee of any of the provisions of this Section will cause Company irreparable damage, that the remedy at law for any such breach could be inadequate, and that the Company, in addition to any other relief available to it, shall be entitled to appropriate temporary and permanent injunctive relief restraining Employee from committing or continuing such breach, without the necessity of proving actual damages.

          11. Confidential Information.

          (a) The Employee shall never, either during the period of the Employee’s employment by the Company or thereafter, use or employ for any purpose or disclose to any other individual or entity any Confidential Information. The Employee acknowledges and agrees that all Confidential Information is proprietary to the Company, is extremely important to the Company’s business, and that the use by or disclosure of such Confidential Information to a Competitor could have a materially and adversely affect the Company, its business and its customers.

          (b) Upon any termination of the Employee’s employment with the Company, the Employee shall leave with or return immediately to the Company any and all records and any and all compositions, articles, devices and other similar or related items that disclose or contain any Confidential Information, including all copies or specimens thereof, whether in the Employee’s possession or under the Employee’s control, or whether prepared by the Employee or by others.

          (c) For purposes of this Agreement, the term “Company” shall refer to the Company and each of its subsidiary corporations, and any other corporation or entity that is owned or controlled, directly or indirectly, by Company or that is under common ownership or control with the Company.

          (d) For purposes of this Agreement, the term “Confidential Information” shall mean information in any form that is not generally known to the public that relates to the Company’s past, present or future operations, processes, products or services, including without limitation information that relates to the design or operation of building or property maintenance systems, or to any research, development, manufacture, purchasing, accounting, engineering, marketing,

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merchandising, advertising, selling, leasing, financing or business methods or techniques (including without limitation customer lists, records of customer services, usages and requirements, sketches and diagrams of Company or customer facilities and like and similar information relating to actual or prospective customers) that is or may be related thereto. All information disclosed to the Employee or to which the Employee obtains access during any period of employment with the Company, whether pursuant to this Agreement or otherwise, or to which the Employee obtains access by reason of his employment by the Company, that the Employee has a reasonable basis to believe is or may be Confidential Information, shall be presumed for purposes of this Agreement to be Confidential Information.

          12. Notices. Any notice permitted or required to be given pursuant to this Agreement shall deemed to have been given when appropriate notice thereof has been be validly given or served in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the following address:

If to the Company or to any:	2053 Pabco Road subsidiary corporation, Henderson, NV 89015

If to the Employee, to:	The Employee’s address as set forth on the signature page to this Agreement or to such other addresses as either party may hereafter designate to the other in writing.

          13. Governing Law. This Agreement is made and entered into, and is executed and delivered, in Clark County, Nevada, and shall be construed and enforced in accordance with and shall be governed by the laws of the State of Nevada.

          14. Entire Understanding. This Agreement constitutes the entire understanding and agreement between the Company and the Employee with regard to all matters herein, and there are no other agreements, conditions, or representations, oral or written, expressed or implied, with regard thereto other than as referred to herein. This Agreement may be amended only in writing, signed by both parties hereto.

          15. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision has not been contained herein.

          16. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, and successors. Neither party may assign any of its rights hereunder, except that the Company and any subsidiary corporation may assign its rights hereunder to the Company or to any subsidiary corporation.

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          17. Consent to Jurisdiction. The Employee agrees that any action or proceeding to enforce, or that arises out of, this Agreement may be commenced and maintained in the district courts of the State of Nevada, or in the United States District Court for the District of Nevada, and Employee hereby waives any objection to the jurisdiction of said courts in any litigation arising hereunder on the basis that such court is an inconvenient forum or otherwise.

          18. Attorneys’ Fees. In the event that this Agreement is breached by either party, the breaching party shall be liable for all costs and attorneys’ fees incurred by the non-breaching party as a result of the breach or in enforcing the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Company”		“Employee”
Intuitive System Solutions, Inc.,		Bob Chance

By:	/s/ Jody Hanley		/s/ Bob Chance

Title:	President	Address:	384 Desert Cove Rd
Henderson, UV 89012

          Bob has become full time Employee at same rate of pay as Jady Hanley and Manuel Ruiz.

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EMPLOYMENT AGREEMENT
Intuitive System Solutions, Inc.

October 12,2007

By signing below, the following Employees under current employment contract with Intuitive System Solutions, Inc. (the Company) has elected to refresh the Employment Contract from today’s date, meaning the time periods as stated in the Agreement. The Agreement will start from today’s date.

Also it is recognized that Bob Chance has become a full time employee and is bound by the stipulations in the Contract.

Employee’s Signatures:

/s/ Jody Hanley

Jody Hanley

/s/ Manuel Ruiz

Manuel Ruiz

/s/ Bob Chance

Bob Chance